John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP TO REPORT THIRD QUARTER 2009

FINANCIAL RESULTS ON OCTOBER 27, 2009

New York, NY, October 23, 2009 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the third quarter ended September 30, 2009 prior to the opening of the U.S. financial markets on Tuesday, October 27, 2009.

The Company also will hold a conference call on Tuesday, October 27, 2009 at 10:00 a.m. Eastern Time to discuss the financial results. To access the conference call live, interested parties may dial 800-230-1951 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on Tuesday, October 27, 2009 until 11:59 p.m. Eastern Time on Tuesday, November 10, 2009. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 120744.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets of $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

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